Prospectus Supplement	Filed Pursuant to Rule 424(b)(5)
(To Prospectus Dated October 26, 2020)	Registration No. 333-249521

2,142,860 Shares of Common Stock

Warrants to Purchase Up to 1,071,430 Shares of Common Stock

We are offering to several institutional investors an aggregate of 2,142,860 shares of common stock, par value $0.001 per share, and warrants to purchase up to an aggregate of 1,071,430 shares of our common stock in this offering at a purchase price of $7.00 per share of common stock and related warrant to purchase a share of common stock through this prospectus supplement and the accompanying prospectus.

Each warrant will have an exercise price of $7.00, will be exercisable immediately from the date of issuance and will expire five years from the date of issuance. The shares of common stock and warrants are immediately separable and will be issued separately, but must be purchased together in this offering. The shares of our common stock issuable from time to time upon exercise of the warrants are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The Nasdaq Capital Market, or the Exchange, under the symbol “FLUX.” On September 22, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $7.52 per share. There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on the Exchange, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We have engaged H.C. Wainwright & Co., LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

	Per Share and Related Warrant	Total
Offering Price	$7.00	$15,000,020.00
Placement Agent’s Fees(1)	$0.42	$900,001.20
Proceeds, before expenses, to us(2)	$6.58	$14,100,018.80

(1)	We have agreed to pay the placement agent an aggregate cash fee equal to 6.0% of the gross proceeds of this offering for its services. In addition, we have agreed to pay certain expenses of the placement agent. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for additional information with respect to the compensation we will pay the placement agent.

(2)	The amount of the offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the shares of our common stock and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about September 27, 2021, subject to satisfaction of customary closing conditions.

Placement Agent

H.C. Wainwright & Co.

The date of this prospectus supplement is September 22, 2021

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the placement agent has not, authorized anyone to provide you with information different than that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement, as amended, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of the prospectus supplement, as amended, and the accompanying prospectus titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”), using a “shelf” registration process on Form S-3 (File No. 333-249521), and that was declared effective by the SEC on October 26, 2020. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus-the statement in the document having the later date modifies or supersedes the earlier statement.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since that date.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. You should read this entire prospectus supplement, as well as the accompanying prospectus, together with the additional information described therein under the headings “Incorporation of Documents by Reference” and “Where You Can Find More Information” carefully before making an investment decision. Generally, when we refer to this prospectus, we are referring to both parts of this document combined.

Neither we nor placement agent have authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We do not, and placement agent does not, take responsibility for, and can provide no assurances as to, the reliability of any information that others provide you. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We and the placement agent are offering to sell, and are seeking offers to buy, the shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this prospectus supplement and the accompanying prospectus outside the United States.

Neither we nor the placement agent or any of their respective representatives are making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in our securities.

This prospectus supplement, the accompanying prospectus, and the information incorporated herein and thereby by reference include various trademarks, service marks and trade names that we own and use in connection with the operation of our business. This prospectus supplement may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus supplement is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of Flux Power Holdings, Inc., a Nevada corporation, and its wholly-owned subsidiary, Flux Power, Inc., collectively referred to as “we”, “us”, “our” or the “Company.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus supplement, the other information in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the year ended June 30, 2020.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement and the accompanying prospectus.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to continue as a going concern;

●	our ability to secure sufficient funding to support our current and proposed operations, which could be more difficult in light of the negative impact of the COVID-19 pandemic on our operations, customer demand and supply chain as well as investor sentiment regarding our industry and our stock;

●	volatility in our stock and in the markets in general;

●	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

●	our ability to maintain or increase our market share in the competitive markets in which we do business;

●	our ability to grow net revenue and increase our gross profit margin;

●	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;

●	our dependence on the growth in demand for our products;

●	our ability to compete with larger companies with far greater resources than we have;

●	our continued ability to obtain raw materials and other supplies for our products at competitive prices and on a timely basis, particularly in light of the potential impact of the COVID-19 pandemic on our suppliers and supply chain;

●	our ability to shift to new suppliers and incorporate new components in a manner that is not disruptive to our business;

●	our ability to obtain and maintain UL Listings and OEM approvals for our energy storage solutions;

●	our ability to diversify our product offerings and capture new market opportunities;
●	our ability to source our needs for skilled labor, machinery, parts, and raw materials economically;

●	our ability to retain key members of our senior management;

●	our ability to continue to operate safely and effectively during the COVID-19 pandemic; and

●	our dependence on our major customers.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about this offering, our business and our financial and operating data. You should carefully read the entire prospectus supplement, the accompanying prospectus, including under the sections titled “Risk Factors” included herein and therein, any related free writing prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Unless otherwise indicated or unless the context requires otherwise, this prospectus supplement includes the accounts of Flux Power Holdings, Inc., a Nevada corporation, and its wholly-owned subsidiary, Flux Power, Inc., collectively referred to as “we”, “us”, “our” or the “Company.”

Overview

We design, develop, manufacture, and sell advanced lithium-ion energy storage solutions for the material handling sector, which includes lift trucks, airport ground support equipment (“GSE”), and other industrial and commercial applications. We believe our mobile and stationary energy storage solutions provide customers with a reliable, high performing, cost effective, and more environmentally friendly alternative as compared to traditional lead acid and propane-based solutions. Our modular and scalable design allows different configurations of lithium-ion battery packs to be paired with our proprietary wireless battery management system (“SkyBMS”) to provide the level of energy storage required and “state of the art” real time monitoring of pack performance. We believe that the increasing demand for lithium-ion battery packs in the material handling sector continues to drive our current revenue growth.

Within our industrial market segments, we believe that our lithium-ion LiFT Pack solutions provide cost, performance and environmental benefits over existing lead acid batteries and propane-based power solutions including:

●	longer operation and multiple shifts with fewer batteries;

●	reduced energy and maintenance costs;

●	faster recharging; and

●	longer lifespan.

Additionally, the toxic nature of lead acid batteries presents significant safety and environmental issues as they are subject to Environmental Protection Agency lead acid battery reporting requirements, may create an environmental hazard in the event of a cell breach, and emit combustible gases during charging.

As a result of the advantages lithium-ion battery technology provide over lead acid batteries, we have experienced significant growth in our business. We believe the industry is gaining strong momentum of a trend toward the adoption of lithium-ion technology to displace lead acid and propane-based energy storage solutions, and based on North American sales data from the Industrial Truck Association, we estimate the market to be a multi-billion dollar per year opportunity.

Recent Developments

Estimated Net Revenue for the Fourth Quarter of Fiscal 2021 and the Fiscal Year Ended June 30, 2021.

Our expectations with respect to our net revenue for the fourth fiscal quarter of 2021 and the fiscal year ended June 30, 2021 discussed below are based upon management estimates for the period. Our expectations are subject to the completion of our financial closing procedures and any adjustments that may result from the completion of the audit of our consolidated financial statements for the fiscal year ended June 30, 2021. Following the completion of our financial closing process and the audit, we may report net revenue for the fourth fiscal quarter of 2021 and the fiscal year ended June 30, 2021 that could differ from our expectations, and the differences could be material.

The expectations set forth below have been prepared by, and are the responsibility of, our management. Baker Tilly LLP has not audited, reviewed, compiled or performed any procedures with respect to the preliminary estimates. Accordingly, Baker Tilly LLP does not express an opinion or any other form of assurance with respect thereto.

For the fiscal quarter ended June 30, 2021, we anticipate that our net revenue will be approximately $8.3 million, an increase of approximately 33% compared to our net revenue of approximately $6.3 million for the quarter ended June 30, 2020.

For the fiscal year ended June 30, 2021, we anticipate that our net revenue will be approximately $26.3 million, an increase of approximately 56% compared to our revenue of approximately $16.8 million for the fiscal year ended June 30, 2020.

Company Information

We were incorporated in 1998 in the State of Nevada. On June 14, 2012, we changed our name to Flux Power Holdings, Inc. We operate our business through our wholly-owned subsidiary, Flux Power, Inc. Our principal executive office is located at 2685 S. Melrose Drive, Vista, CA 92081. The telephone number at our principal executive office is (760) 741-3589 (FLUX).

S-3

THE OFFERING

Common Stock Offered by Us	2,142,860 shares

Warrants Offered by Us

Each share of our common stock is being sold together with an one-half warrant with each whole warrant exercisable to purchase one share of our common stock. The shares of our common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this offering. Each whole warrant to purchase a share of common stock will have an exercise price of $7.00 per share, will be exercisable immediately from the date of issuance and will expire five years from the date of issuance.

This prospectus supplement also includes the offering of the shares of common stock issuable upon exercise of the warrants included in this offering. The exercise price of the warrants and the number of shares into which the warrants may be exercised are subject to adjustment in certain circumstances.

For additional information regarding the warrants, see “Description of Securities” beginning on page S-17 of this prospectus supplement.

Combined Offering Price per share and related warrant	$7.00 per share of common stock and related warrant to purchase one share of common stock.

Common Stock to be Outstanding Immediately After this Offering(1)	15,987,502 shares (assuming no exercise of the warrants included in this offering).

Use of Proceeds	We expect to use the net proceeds from this offering of approximately $14,000,000 for working capital and other general corporate purposes. See “Use of Proceeds” on page S-16 of this prospectus supplement.

Risk Factors	You should read the “Risk Factors” sections beginning on page S-5 of this prospectus supplement, accompanying prospectus and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors that you should read and consider before investing in our securities.

The Nasdaq Capital Market Trading Symbol

Our common stock is listed on The Nasdaq Capital Market under the symbol “FLUX.”

There is no established public trading market for the warrants, and we do not expect a market to develop. We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

(1) The number of shares of common stock that will be outstanding after this offering as shown above is based on 13,844,642 shares of common stock outstanding as of September 17, 2021, and excludes the following:

●	525,179 shares of our common stock issuable upon the exercise of stock options, at a weighted average exercise price of $11.05 per share;

●	224,483 shares of our common stock issuable upon exercise of warrants, at a weighted average exercise price of $4.50 per share;

●	127,635 shares of our common stock reserved for issuance upon vesting and settlement of outstanding restricted stock units at a weighted average grant date fair value of $9.26 per share;

●	2,335,313 shares of common stock remain available for grant under our Equity Incentive Plans; and

●	1,071,430 shares of common stock issuance upon exercise of the warrants to be issued in this offering at an exercise price of $7.00 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of outstanding options or warrants described above:

S-4

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below and discussed under the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus supplement and accompanying prospectus in their entirety, together with all of the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein, and any related free writing prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in the offered securities.

Additional Risks Related to Our Stock and this Offering

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

If you purchase our common stock in this offering, you may incur immediate dilution in the book value of your investment as of March 31, 2021.

The offering price per share in this offering will exceed the historical and as adjusted net tangible book value per share of our common stock outstanding prior to this offering. We are offering 2,142,860 shares of our common stock and related warrants at a price of $7.00 per share, for aggregate gross proceeds of $15 million, and after deducting the placement agent fees and estimated offering expenses payable by us, and you will experience immediate dilution of $5.65 per share, representing the difference between the offering purchase price and our as adjusted net tangible book value per share as of March 31, 2021, after giving effect to this offering but not giving effect to the exercise of warrants to be issued in this offering. The exercise of outstanding stock options and warrants, including warrants to be issued in this offering, or the settlement of outstanding restricted stock units may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not anticipate paying dividends on our common stock and, accordingly, shareholders must rely on stock appreciation for any return on their investment.

We have never declared or paid cash dividends on our common stock and do not expect to do so in the foreseeable future. The declaration of dividends is subject to the discretion of our board of directors and will depend on various factors, including our operating results, financial condition, future prospects and any other factors deemed relevant by our board of directors. You should not rely on an investment in our company if you require dividend income from your investment in our company. The success of your investment will likely depend entirely upon any future appreciation of the market price of our common stock, which is uncertain and unpredictable. There is no guarantee that our common stock will appreciate in value.

S-5

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

Our common stock may become the target of a “short squeeze.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

Due to the speculative nature of warrants, there is no guarantee that it will ever be profitable for investors in the offering to exercise their warrants.

Investors in this offering may exercise their right to acquire the shares of common stock underlying their warrants at any time immediately from the date of issuance by paying an exercise price of $7.00 per share, prior to their five years from the date of issuance, after which date any unexercised warrants will expire and have no further value. There can be no assurance that the market price of our common stock will ever equal or exceed the exercise price of the warrants, and, consequently, whether it will ever be profitable for investors to exercise their warrants.

There is no public market for the warrants to purchase common stock being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. Without an active market, the liquidity of the warrants will be limited.

We may not have the sufficient resources to repurchase the warrants.

Under certain circumstances, in the event of a fundamental transaction, as described in the warrant, holders of the warrant may each require us or our successor entity in such transaction to repurchase the remaining unexercised portion of such warrant for an amount of cash equal to the value of such warrant as determined in accordance with the Black Scholes option pricing model on the date of the fundamental transaction, if the fundamental transaction is within our control. Our or such successor entity’s ability to repurchase the warrants upon such an event will depend on our or such successor entity’s available cash resources at such time, which will also be subject to general economic, financial, competitive, legislative and regulatory factors and other factors that are beyond our control. We cannot assure you that we will maintain sufficient cash reserves or that our business will generate cash flow from operations at levels sufficient to permit us to repurchase the warrants in the event of a fundamental transaction.

If we do not maintain a current and effective registration statement or resale registration statement registering the shares of common stock issuable upon exercise of the warrants, holders will also be able to exercise such warrants on a “cashless basis.”

If a registration statement registering the shares of common stock issuable upon exercise of the warrants under the Securities Act is not effective or available at the time that holders wish to exercise such warrants, and if a resale registration statement registering the shares of common stock issuable upon exercise of the warrants under the Securities Act is also not effective or available at the time that holders wish to exercise such warrants, holders will also be able to exercise the warrants on a “cashless basis.” As a result, the number of shares of common stock that holders will receive upon exercise of the warrants will be fewer than it would have been had such holders exercised their warrants for cash.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our common stock.

Until you acquire shares of our common stock upon exercise of your warrants, you will have no rights with respect to the shares of our common stock underlying such warrants. Upon exercise of your warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Risk Factors Relating to Our Business

We have a history of losses and negative working capital. If we fail to obtain the capital necessary to fund our operations, our financial results, financial condition and our ability to continue as a going concern will be adversely affected.

For the fiscal year ended June 30, 2020 and nine months ended March 31, 2021, we had net losses of $14.3 million and $9.1 million, respectively. We have historically experienced net losses and until we generate sufficient revenue, we anticipate to continue to experience losses in the near future.

As of March 31, 2021, and June 30, 2020, we had a cash balance of $2.4 million and $726,000, respectively. Our ability to continue as a going concern over the next twelve months following the date of this prospectus supplement is dependent upon raising financing from this offering or other means to maintain current levels of operations. We will need additional capital beyond this offering to support our operations and growth. Additional capital, may be difficult to obtain, which may result in restricting our operations.

S-6

We have relied on equity financings, borrowings under short-term loans with related parties, our credit facilities and/or previous cash flows from operating activities to fund our operations. However, there is no guarantee we will be able to obtain additional funds in the future or that funds will be available on terms acceptable to us, if at all.

Any future financing may result in dilution of the ownership interests of our stockholders. If such funds are not available on acceptable terms, we may be required to curtail our operations or take other actions to preserve our cash, which may have a material adverse effect on our future cash flows and results of operations.

If we do not obtain the necessary financing to support our operations this could have a material adverse effect on our business and adversely impact our ability to continue as a going concern.

We will need to raise additional capital or financing to continue to execute and expand our business.

While we expect that our available cash, the existing revolving line of credit with a bank, and the expected net proceeds from our authorized At-The-Market offering will be sufficient to sustain our operations for the next twelve months, we will likely need to raise additional capital to support our expanded operations and execute on our business plan. In order to support our anticipated growth, we may be required to pursue sources of additional capital through various means, including joint venture projects, sale and leasing arrangements, and debt or equity financings. Any new securities that we may issue in the future may be sold on terms more favorable for our new investors than the terms in which our stockholders acquired their securities. Newly issued securities may include preferences, superior voting rights, and the issuance of warrants or other convertible securities that will have additional dilutive effects. We cannot assure that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. Further, we may incur substantial costs in pursuing future capital and/or financing. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition and results of operations. Our ability to obtain needed financing may be impaired by such factors as the weakness of capital markets, and the fact that we have not been profitable, which could impact the availability and cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may have to reduce our operations accordingly.

Economic conditions may adversely affect consumer spending and the overall general health of our retail customers, which, in turn, may adversely affect our financial condition, results of operations and cash resources.

Uncertainty about the current and future global economic conditions may cause our customers to defer purchases or cancel purchase orders for our products in response to tighter credit, decreased cash availability and weakened consumer confidence. Our financial success is sensitive to changes in general economic conditions, both globally and nationally. Recessionary economic cycles, higher interest borrowing rates, higher fuel and other energy costs, inflation, increases in commodity prices, higher levels of unemployment, higher consumer debt levels, higher tax rates and other changes in tax laws or other economic factors that may affect consumer spending or buying habits could continue to adversely affect the demand for our products. If credit pressures or other financial difficulties result in insolvency for our customers, it could adversely impact our financial results. There can be no assurances that government and consumer responses to the disruptions in the financial markets will restore consumer confidence.

We are dependent on a few customers for the majority of our net revenues, and our success depends on demand from OEMs and other users of our battery products.

Historically a majority of our product sales have been generated from a small number of OEMs and customers, including three (3) customers who, on an aggregate basis, made up approximately 59% of our sales for the nine months ended March 31, 2021, and three (3) customers who, on an aggregate basis, made up 60% of our sales for the year ended June 30, 2020. As a result, our success depends on continued demand from this small group of customers and their willingness to incorporate our battery products in their equipment. The loss of a significant customer would have an adverse effect on our revenues. There is no assurance that we will be successful in our efforts to convince end users to accept our products. Our failure to gain acceptance of our products could have a material adverse effect on our financial condition and results of operations.

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Additionally, OEMs, their dealers and battery distributors may be subject to changes in demand for their equipment which could significantly affect our business, financial condition and results of operations.

Our business is vulnerable to a near-term severe impact from the COVID-19 outbreak, and the continuation of the pandemic could have a material adverse impact on our operations and financial condition.

The COVID-19 pandemic has spread across the globe and is impacting worldwide economic activity. COVID-19 and another public health epidemic/pandemic could pose the risk that we or our employees, contractors, customers, suppliers, third party shipping carriers, government and other partners may be prevented from or limited in their ability to conduct business activities for an indefinite period of time, including due to the spread of the disease within these groups or due to shutdowns that may be requested or mandated by governmental authorities. While it is not possible at this time to estimate the impact that COVID-19 could have on our business, the continued spread of COVID-19 and the measures taken by the governments of states and countries affected could disrupt, among other things, the supply chain and the manufacture or shipment of our products. On March 19, 2020, the governor of California, the state where our facility is located, issued state-wide stay-at-home orders for non-essential workers to help combat the spread of COVID-19. The Company was deemed to be an essential business consistent with announcements by Forklift OEMs and related supply chain, who support the logistics industry, critical to delivering food and supplies during the COVID-19 crisis and we have instituted processes, policies and workplace procedures in an effort to keep our workers safe while productive. However, in the future, our manufacturing operations may be subject to closure or shut down for a variety of reasons. While the Company implemented COVID-19 measures in March 2020 as recommended by the CDC and governmental authorities, since the start of the pandemic the Company has been notified that a few employees had tested positive for COVID-19. While manufacturing operations were not materially impacted, future operations could be affected by the COVID-19 pandemic. Any substantial disruption in our manufacturing operations from COVID-19, or its related impacts, would have a material adverse effect on our business and would impede our ability to manufacture and ship products to our customers in a timely manner, or at all.

The effect of the COVID-19 pandemic and its associated restrictions may adversely impact many aspects of our business, including customer demand, the length of our sales cycles, disruptions in our supply chain, lower the operating efficiencies at our facility, worker shortages and declining staff morale, and other unforeseen disruptions. The demand for our products may significantly decline if the COVID-19 pandemic continues, restrictions are implemented or re-implemented, or the virus resurges and spreads and our customers suffer losses in their businesses. The supply of our raw materials and our supply chain may be disrupted and adversely impacted by the pandemic. The occurrence of any of the foregoing events and their adverse effect on capital markets and investor sentiment may adversely impact our ability to raise capital when needed or on terms favorable to us and our stockholders to fund our operations, which could have a material adverse effect on our business, financial condition and results of operations. The extent to which the COVID-19 outbreak impacts our results or its effect on near or long-term value of our share price will depend on future developments that are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of the virus and the actions to contain its impact.

We do not have long term contracts with our customers.

We do not have long-term contracts with our customers. Future agreements with respect to pricing, returns, and promotions, among other things, are subject to periodic negotiation with each customer. No assurance can be given that our customers will continue to do business with us. The loss of any of our significant customers will have a material adverse effect on our business, results of operations, financial condition and liquidity. In addition, the uncertainty of product orders can make it difficult to forecast our sales and allocate our resources in a manner consistent with actual sales, and our expense levels are based in part on our expectations of future sales. If our expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls.

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Real or perceived hazards associated with Lithium-ion battery technology may affect demand for our products.

Press reports have highlighted situations in which lithium-ion batteries in automobiles and consumer products have caught fire or exploded. In response, the use and transportation of lithium-ion batteries has been prohibited or restricted in certain circumstances. This publicity has resulted in a public perception that lithium-ion batteries are dangerous and unpredictable. Although we believe our battery packs are safe, these perceived hazards may result in customer reluctance to adopt our lithium-ion based technology.

Our products may experience quality problems from time to time that could result in negative publicity, litigation, product recalls and warranty claims, which could result in decreased revenues and harm to our brands.

A catastrophic failure of our battery modules could cause personal or property damages for which we would be potentially liable. Damage to or the failure of our battery packs to perform to customer specifications could result in unexpected warranty expenses or result in a product recall, which would be time consuming and expensive. Such circumstances could result in negative publicity or lawsuits filed against us related to the perceived quality of our products which could harm our brand and decrease demand for our products.

We may be subject to product liability claims.

If one of our products were to cause injury to someone or cause property damage, including as a result of product malfunctions, defects, or improper installation, then we could be exposed to product liability claims. We could incur significant costs and liabilities if we are sued and if damages are awarded against us. Further, any product liability claim we face could be expensive to defend and could divert management’s attention. The successful assertion of a product liability claim against us could result in potentially significant monetary damages, penalties or fines, subject us to adverse publicity, damage our reputation and competitive position, and adversely affect sales of our products. In addition, product liability claims, injuries, defects, or other problems experienced by other companies in the solar industry could lead to unfavorable market conditions for the industry as a whole, and may have an adverse effect on our ability to attract new customers, thus harming our growth and financial performance. Although we carry product liability insurance, it may be insufficient in amount to cover our claims.

Tariffs could be imposed on lithium-ion batteries or on any other component parts by the United States government or a resulting trade war could have a material adverse effect on our results of operations.

In 2018, the United States government announced tariffs on certain steel and aluminum products imported into the United States, which led to reciprocal tariffs being imposed by the European Union and other governments on products imported from the United States. The United States government has implemented tariffs on goods imported from China, and additional tariffs on goods imported from China are under consideration.

The lithium-ion battery industry has been subjected to tariffs implemented by the United States government on goods imported from China. There is an ongoing risk of new or additional tariffs being put in place on lithium-ion batteries or related parts. Since all of our lithium-ion batteries are manufactured in China, current and potential tariffs on lithium-ion batteries imported by us from China could increase our costs, require us to increase prices to our customers or, if we are unable to do so, result in lower gross margins on the products sold by us. China has already imposed tariffs on a wide range of American products in retaliation for the American tariffs on steel and aluminum. Additional tariffs could be imposed by China in response to actual or threatened tariffs on products imported from China. The imposition of additional tariffs by the United States could trigger the adoption of tariffs by other countries as well. Any resulting escalation of trade tensions, including a “trade war,” could have a significant adverse effect on world trade and the world economy, as well as on our results of operations. At this time, we cannot predict how such enacted tariffs will impact our business. Tariffs on components imported by us from China could have a material adverse effect on our business and results of operations.

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We are dependent on a limited number of suppliers for our battery cells, and the inability of these suppliers to continue to deliver, or their refusal to deliver, our battery cells at prices and volumes acceptable to us would have a material adverse effect on our business, prospects and operating results.

We do not manufacture the battery cells used in our LiFT Packs. Our battery cells, which are an integral part of our battery products and systems, are sourced from a limited number of manufacturers located in China. While we obtain components for our products and systems from multiple sources whenever possible, we have spent a great deal of time in developing and testing our battery cells that we receive from our suppliers. We refer to the battery cell suppliers as our “limited source suppliers.” Additionally, our operations are materially dependent upon the continued market acceptance and quality of these manufacturers’ products and their ability to continue to manufacture products that are competitive and that comply with laws relating to environmental and efficiency standards. Our inability to obtain products from one or more of these suppliers or a decline in market acceptance of these suppliers’ products could have a material adverse effect on our business, results of operations and financial condition. From time to time we have experienced shortages, allocations and discontinuances of certain components and products, resulting in delays in filling orders. Qualifying new suppliers to compensate for such shortages may be time-consuming and costly. In addition, we may have to recertify our UL Listings for the battery cells from new suppliers, which in turn has led to delays in product acceptance. Similar delays may occur in the future. Furthermore, the performance of the components from our suppliers as incorporated in our products may not meet the quality requirements of our customers.

To date, we have no qualified alternative sources for our battery cells although we research and assess cells from other suppliers on an ongoing basis. We generally do not maintain long-term agreements with our limited source suppliers. While we believe that we will be able to establish additional supplier relationships for our battery cells, we may be unable to do so in the short term or at all at prices, quality or costs that are favorable to us.

Changes in business conditions, wars, regulatory requirements, economic conditions and cycles, governmental changes, pandemic, and other factors beyond our control could also affect our suppliers’ ability to deliver components to us on a timely basis or cause us to terminate our relationship with them and require us to find replacements, which we may have difficulty doing. Furthermore, if we experience significant increased demand, or need to replace our existing suppliers, there can be no assurance that additional supplies of component parts will be available when required on terms that are favorable to us, at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. In the past, we have replaced certain suppliers because of their failure to provide components that met our quality control standards. The loss of any limited source supplier or the disruption in the supply of components from these suppliers could lead to delays in the deliveries of our battery products and systems to our customers, which could hurt our relationships with our customers and also materially adversely affect our business, prospects and operating results.

Increases in costs, disruption of supply or shortage of raw materials, in particular lithium-ion phosphate cells, could harm our business.

We may experience increases in the costs, or a sustained interruption in the supply or shortage, of raw materials. Any such cost increase or supply interruption could materially negatively impact our business, prospects, financial condition and operating results. For instance, we are exposed to multiple risks relating to price fluctuations for lithium-iron phosphate cells.

These risks include:

●	the inability or unwillingness of battery manufacturers to supply the number of lithium-iron phosphate cells required to support our sales as demand for such rechargeable battery cells increases;

●	disruption in the supply of cells due to quality issues or recalls by the battery cell manufacturers; and

●	an increase in the cost of raw materials, such as iron and phosphate, used in lithium-iron phosphate cells.

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Our success depends on our ability to develop new products and capabilities that respond to customer demand, industry trends or actions by our competitors and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our profits to decline.

Our success will depend on our ability to develop new products and capabilities that respond to customer demand, industry trends or actions by our competitors. There is no assurance that we will be able to successfully develop new products and capabilities that adequately respond to these forces. In addition, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. If we are unable to offer products and capabilities that satisfy customer demand, respond adequately to changes in industry trends or legislative changes and maintain our competitive position in our markets, our financial condition and results of operations would be materially and adversely affected.

The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development efforts will be either successful or completed within anticipated timeframes, if at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the battery market. In addition, in order to compete effectively in the renewable battery industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delays in related product development and failure of new products to operate properly. Any failure by us to successfully launch new products, or a failure by us to meet our customers criteria in order to accept such products, could adversely affect our results.

Our business will be adversely affected if we are unable to protect our intellectual property rights from unauthorized use or infringement by third parties.

Any failure to protect our intellectual proprietary rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue, which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we rely on a combination of patents (two issued patents), patent applications, trade secrets, including know-how, employee and third-party nondisclosure agreements, copyright laws, trademarks, intellectual property licenses and other contractual rights to establish and protect our proprietary rights in our technology.

The protections provided by patent laws will be important to our future opportunities. However, such patents and agreements and various other measures we take to protect our intellectual property from use by others may not be effective for various reasons, including the following:

●	the patents we have been granted may be challenged, invalidated or circumvented because of the pre-existence of similar patented or unpatented intellectual property rights or for other reasons;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable; and

●	existing and future competitors may independently develop similar technology and/or duplicate our systems in a way that circumvents our patents.

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Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first creator of inventions covered by pending patent applications or the first to file patent applications on these inventions, nor can we be certain that our pending patent applications will result in issued patents or that any of our issued patents will afford protection against a competitor. In addition, patent applications that we intend to file in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to United States patents will be issued. Furthermore, if these patent applications issue, some foreign countries provide significantly less effective patent enforcement than in the United States.

The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us in the near future will afford protection against competitors with similar technology. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that we need to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

Our business depends substantially on the continuing efforts of the members of our senior management team, and our business may be severely disrupted if we lose their services.

We believe that our success is largely dependent upon the continued service of the members of our senior management team, who are critical to establishing our corporate strategies and focus, overseeing the execution of our business strategy and ensuring our continued growth. Our continued success will depend on our ability to attract and retain a qualified and competent management team in order to manage our existing operations and support our expansion plans. Although we are not aware of any change, if any of the members of our senior management team are unable or unwilling to continue in their present positions, we may not be able to replace them readily. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain their replacement. In addition, if any of the members of our senior management team joins a competitor or forms a competing company, we may lose some of our customers.

If we are forced to implement workforce reductions, our staff resources will be stretched making our ability to comply with legal and regulatory requirements as a Public Company difficult.

There can be no assurance that our management team will be able to implement and affect programs and policies in an effective and timely manner especially if subject to workforce reductions, that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

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Compliance with changing regulations concerning corporate governance and public disclosure may result in additional expenses.

There have been changing laws, regulations and standards relating to corporate governance and public disclosure, including the (Sarbanes-Oxley) Act of 2002, new regulations promulgated by the SEC and rules promulgated by the national securities exchanges. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, regulations and standards are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. Members of our Board of Directors and our chief executive officer and chief financial officer could face an increased risk of personal liability in connection with the performance of their duties. As a result, we may have difficulty attracting and retaining qualified directors and executive officers, which could harm our business. If the actions we take in our efforts to comply with new or changed laws, regulations and standards differ from the actions intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

In addition, Sarbanes-Oxley specifically requires, among other things, that we maintain effective internal controls for financial reporting and disclosure of controls and procedures. In particular, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of Sarbanes-Oxley. Our testing, or the subsequent testing by our independent registered public accounting firm, when required, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We may face significant costs relating to environmental regulations for the storage and shipment of our lithium-ion battery packs.

Federal, state, and local regulations impose significant environmental requirements on the manufacture, storage, transportation, and disposal of various components of advanced energy storage systems. Although we believe that our operations are in material compliance with applicable environmental regulations, there can be no assurance that changes in such laws and regulations will not impose costly compliance requirements on us or otherwise subject us to future liabilities. Moreover, Federal, state, and local governments may enact additional regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy storage systems. Compliance with such additional regulations could require us to devote significant time and resources and could adversely affect demand for our products. There can be no assurance that additional or modified regulations relating to the manufacture, storage, transportation, and disposal of components of advanced energy systems will not be imposed.

Natural disasters, public health crises, political crises and other catastrophic events or other events outside of our control may damage our sole facility or the facilities of third parties on which we depend, and could impact consumer spending.

Our sole production facility is located in southern California near major geologic faults that have experienced earthquakes in the past. An earthquake or other natural disaster or power shortages or outages could disrupt our operations or impair critical systems. Any of these disruptions or other events outside of our control could affect our business negatively, harming our operating results. In addition, if our sole facility, or the facilities of our suppliers, third-party service providers or customers, is affected by natural disasters, such as earthquakes, tsunamis, power shortages or outages, floods or monsoons, public health crises, such as pandemics and epidemics, political crises, such as terrorism, war, political instability or other conflict, or other events outside of our control, our business and operating results could suffer. Moreover, these types of events could negatively impact consumer spending in the impacted regions or, depending upon the severity, globally, which could adversely impact our operating results. Similar disasters occurring at our vendors’ manufacturing facilities could impact our reputation and our consumers’ perception of our brands.

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Security breaches, loss of data and other disruptions could compromise sensitive information related to our business, prevent us from accessing critical information or expose us to liability, which could adversely affect our business and our reputation.

We utilize information technology systems and networks to process, transmit and store electronic information in connection with our business activities. As the use of digital technologies has increased, cyber incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks and divert financial resources, have increased in frequency and sophistication. These threats pose a risk to the security of our systems and networks and the confidentiality, availability and integrity of our data, all of which are vital to our operations and business strategy. There can be no assurance we will succeed in preventing cyber-attacks or successfully mitigating their effects.

Despite implementing security measures, any of the internal computer systems belonging to us or our suppliers are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war, and telecommunication and electrical failure. Any system failure, accident, security breach or data breach that causes interruptions could result in a material disruption of our product development programs. Further, our information technology and other internal infrastructure systems, including firewalls, servers, leased lines and connection to the Internet, face the risk of systemic failure, which could disrupt our operations. If any disruption or security breach results in a loss or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we may incur resulting liability, and competitive position may be adversely affected, and the further development of our products may be delayed. Furthermore, we may incur additional costs to remedy the damage caused by these disruptions or security breaches.

Risks Related to Our Common Stock and Market

The market price of our common stock could become volatile or our trading volume become weak, either of which could lead to the price of our stock being depressed at a time when you may want to sell.

On August 14, 2020, our common stock commenced trading on The Nasdaq Capital Market under the symbol “FLUX.” We cannot predict the extent to which investor interest in our securities will lead to the development of an active trading market on that stock exchange or any other exchange in the future. An active market for our common stock may never develop. We cannot assure you that the volume of trading in shares of our common stock will increase in the future. The trading price of our common stock has experienced volatility and is likely to continue to be highly volatile in response to numerous factors, many of which are beyond our control, including, without limitation, the following:

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

●	our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;
●	changes in financial estimates by securities analysts, if any, who might cover our stock;

●	speculation about our business in the press or the investment community;

●	significant developments relating to our relationships with our customers or suppliers;

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●	stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

●	customer demand for our products;

●	investor perceptions of our industry in general and our Company in particular;

●	general economic conditions and trends;

●	announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

●	changes in accounting standards, policies, guidance, interpretation or principles;

●	loss of external funding sources;

●	sales of our common stock, including sales by our directors, officers or significant stockholders; and

●	additions or departures of key personnel.

The volatility of the trading price of our common stock may impact your ability to sell your shares of common stock at an acceptable price, if at all.

The ownership of our stock is highly concentrated in our management, and we have one controlling stockholder.

As of September 10, 2021, our directors and executive officers, and their respective affiliates beneficially owned approximately 34.8% of our outstanding common stock, including common stock underlying options, and warrants that were exercisable or convertible or which would become exercisable or convertible within 60 days. Michael Johnson, our director and beneficial owner of Esenjay, beneficially owns approximately 32.5% of such outstanding common stock. As a result of their ownership, our directors and executive officers and their respective affiliates collectively, and Esenjay, individually, are able to significantly influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control.

We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock. We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

Although our common stock is listed on The Nasdaq Capital Market, there can be no assurance that we will be able to comply with continued listing standards of The Nasdaq Capital Market.

Although our common stock is listed on The Nasdaq Capital Market, we cannot assure you that we will be able to continue to comply with the minimum bid price requirement, stockholder equity requirement and the other standards that we are required to meet in order to maintain a listing of our common stock on The Nasdaq Capital Market. Our failure to continue to meet these requirements may result in our common stock being delisted from The Nasdaq Capital Market. There can be no assurance that our common stock will continue to trade on The Nasdaq Capital Market or trade on the over-the counter markets or any public market in the future. In the event our common stock is delisted, our stock price and market liquidity of our stock will be adversely affected which will impact your ability to sell your securities in the market.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $14.0 million, excluding the proceeds, if any, from the exercise of the warrants offered hereby, and after deducting the placement agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering, including any net proceeds to us from the exercise of warrants offered hereby, for general corporate purposes, and working capital.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends. We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which the management believes would be of the most benefit to our stockholders. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

DILUTION

If you purchase securities in this offering, your ownership interest in the Company will be diluted to the extent of the difference between the price per share you pay in this offering, and the as adjusted net tangible book value per share after giving effect to this offering (assuming no value is attributed to the warrants). We calculate net tangible book value per share by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of common stock.

Our net tangible book value as of March 31, 2021 was approximately $6,392,000, or $0.49 per share. Our net tangible book value as of March 31, 2021 is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2021. Dilution represents the difference between the price per share investors pay in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of 2,142,860 shares of common stock and related warrants offered by this prospectus supplement at an offering price of $7.00 per share and related warrant, assuming no exercise of any of the warrants and after deducting the placement agent fees and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been $20,392,000, or $1.35 per share. This represents an immediate increase in the net tangible book value of $0.86 per share to our existing stockholders and an immediate dilution in net tangible book value of $5.65 per share to new investors. The following table illustrates this per share dilution:

Offering price per share		$7.00
Net tangible book value per share as of March 31, 2021	$0.49
Increase in per share attributable to this offering	$0.86
As adjusted net tangible book value per share after this offering		$1.35
Dilution per share to new investors purchasing in this offering		$5.65

The above discussion and table are based on 13,003,795 shares of our common stock outstanding as of March 31, 2021, and excludes:

●	544,840 shares of our common stock issuable upon the exercise of stock options outstanding as of March 31, 2021, at a weighted average exercise price of $11.10 per share;

●	224,483 shares of our common stock issuable upon exercise of warrants outstanding as of March 31, 2021, at a weighted average exercise price of $4.50 per share;

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●	128,323 shares of our common stock reserved for issuance upon vesting and settlement of outstanding restricted stock units at a weighted average grant date fair value of $8.88 per share;

●	827,921 shares of common stock sold under ATM offering from April 1 to September 17, 2021;

●	325,312 shares of common stock remain available for grant under our Equity Incentive Plans;

●	18,777 shares of common stock issued from exercise of options and warrants from April 1, 2021 to September 17, 2021, at exercise prices ranging from $4.60 to $8.87; and

●	1,071,430 shares of common stock issuable upon the exercise of the warrants to be issued in this offering.

To the extent that options or warrants outstanding as of March 31, 2021 have been or may be exercised, or there has been a settlement of outstanding restricted stock units, or other shares issued subsequent to March 31, 2021, and the warrants to be issued in this offering are exercise, investors purchasing our common stock in this offering will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES

We are a Nevada corporation and are governed by Amended and Restated articles of incorporation, as amended from time to time, and Amended and Restated Bylaws, as amended from time to time.

We are offering 2,142,860 shares of our common stock, par value $0.001 per share, and warrants to purchase up to 1,071,430 shares of our common stock. The shares of common stock and accompanying warrants are immediately separable and will be issued separately, but will be purchased together in this offering. We are also registering the shares of common stock issuable upon exercise of the warrants. These securities are being issued pursuant to a securities purchase agreement between us and investors. You should review the securities purchase agreement and the form of warrant, in each case to be filed as exhibits to a Current Report on Form 8-K for this offering and incorporated by reference into this prospectus supplement and the accompanying prospectus, for a complete description of the terms and conditions of warrants. The following brief summary of the material terms and provisions of the warrants is subject to, and qualified in its entirety by, the applicable form of warrant.

Common Stock

We are authorized to issue up to 30,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. As of September 19, 2021, there were 13,844,642 shares of common stock issued and outstanding. There are no shares of preferred stock outstanding.

A description of our common stock being offered pursuant to this prospectus supplement is set forth under the heading “Description of Capital Stock” starting on page 9 of the accompany base prospectus.

Exchange Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “FLUX.”

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, Salt Lake City, Utah 84117.

Warrants to be Issued in this Offering

The following summary of certain terms and provisions of the warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrants. Prospective investors should carefully review the terms and provisions of the form of warrant that is filed as an exhibit to a Current Report on Form 8-K that we will file in connection with this offering for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. Each warrant will have an initial exercise price per share equal to $7.00. The warrants will be exercisable immediately from the date of issuance and will expire five years from the date of issuance. The exercise price and number of shares of common stock issuable upon exercise of the warrant is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. Each of the warrants will be issued separately from the common stock included in this offering.

Exercisability. The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise. A holder (together with its affiliates and other attribution parties) may not exercise any portion of a warrant to the extent that immediately after giving effect to such exercise the holder would own more than 4.99% (or 9.99%, at the holder’s election prior to the issuance of the warrants) of the outstanding common stock immediately after exercise, which percentage may be changed at the holder’s election to a higher or lower percentage, not to exceed 9.99%, upon 61 days’ notice to us.

Cashless Exercise.  If, at any time during the term of the warrants, the issuance of shares of our common stock upon exercise of the warrants is not covered by an effective registration statement, the holder is permitted to effect a cashless exercise of the warrants (in whole or in part) in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant. Shares issued pursuant to a cashless exercise would be issued pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act, and thus the shares of common stock issued upon such cashless exercise would take on the characteristics of the warrants being exercised, including, for purposes of Rule 144(d) promulgated under the Securities Act, a holding period beginning from the original issuance date of the warrants. In addition, each warrant outstanding on the expiration date shall be automatically exercised via cashless exercise.

Fractional Shares. No fractional shares of common stock will be issued upon the exercise of the warrants. Rather, at our election, either the number of shares of common stock to be issued will be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such fractional share amount.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Exchange Listing. We do not intend to list the warrants on The Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system. The common stock issuable upon exercise of the warrants is currently listed on The Nasdaq Capital Market.

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Rights as a Stockholder. Except as otherwise provided in the warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Purchase Rights. If at any time prior to the expiration of the warrants the Company grants, issues or sells any purchase rights (including options, convertible securities or rights to purchase stock, warrants, securities or other property) pro rata to the record holders of our common stock, each warrant holder will be entitled to acquire the aggregate purchase rights which the holder could have acquired if the holder had held the number of shares of common stock acquirable upon exercise of his or her warrant. The holder’s participation in any such purchase right is subject to the beneficial ownership limitations described above.

Fundamental Transaction. In the event of a fundamental transaction, as described in the warrants and generally including any merger or consolidation with or into another entity, the holders of the warrants, shall have the right to exercise the warrant and receive the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of shares of common stock issuable upon exercise in full of the warrant. In addition, in the event of a fundamental transaction that is within our control, including a fundamental transaction approved by our board of directors or where the consideration is in all stock of the successor entity, each holder of the warrants will have the right to require us to repurchase the unexercised portion of its warrant at its fair value using the Black Scholes option pricing formula. In the event of a fundamental transaction which is not within our control, including a fundamental transaction not approved by our board of directors or the consideration is not in all stock of the successor entity, each holder of warrants will have the right to require us or a successor entity to redeem the unexercised portion of its warrant for the same consideration paid to the holders of our common stock in the fundamental transaction at the unexercised warrant’s fair value using the Black Scholes option pricing formula.

Dividends and Other Distributions: If we declare or make any dividend or other distribution of our assets to holders of shares of our common stock (including any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets), then, subject to certain limitation on exercise described in the warrants, each holder of a warrant shall receive the distributed assets that such holder would have been entitled to receive in the distribution had the holder exercised the warrant immediately prior to the record date for the distribution.

The foregoing summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and is qualified in its entirety by the provisions governing the terms of the warrants, the form of which will be filed as exhibits to a Current Report on Form 8-K that we will file in connection with this offering. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

PLAN OF DISTRIBUTION

Pursuant to an engagement letter dated September 21, 2021, we have engaged H.C. Wainwright & Co., LLC, Wainwright or the placement agent, to act as our exclusive placement agent to solicit offers to purchase the shares of our common stock and warrants offered by this prospectus supplement and the accompanying prospectus. The placement agent is not purchasing or selling any such shares or warrants, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such shares or warrants, other than to use its “reasonable best efforts” to arrange for the sale of such shares or warrants by us. Therefore, we may not sell all of the shares of our common stock or warrants being offered. The terms of this offering were subject to market conditions and negotiations among us, the placement agent and the prospective investors. The placement agent will have no authority to bind us by virtue of the engagement letter. We have entered into a securities purchase agreement directly with institutional investors who have agreed to purchase shares of our securities in this offering. We will only sell securities in this offering to investors who have entered into the securities purchase agreement. The form of securities purchase agreement will be included as an exhibit to our Current Report on Form 8-K that we will file in connection with this offering.

Delivery of the securities offered hereby is expected to occur on or about September 27, 2021, subject to satisfaction of customary closing conditions.

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Fees and Expenses

We have agreed to pay the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds from the offering and clearing fees of $15,950.

We estimate the total expenses payable by us for this offering will be approximately $1,000,000 which amount includes the placement agent’s fees and other expenses in connection with this offering.

Right of First Refusal

Beginning on the date of the engagement letter until the 12-month anniversary following consummation of an offering, if we (a) decide to finance or refinance any indebtedness, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as lead-left joint book-running manager, lead-left joint manager, lead-left co-placement agent or lead-left co-agent with respect to such financing or refinancing, and be entitled to at least 50% of the economics of such financing or refinancing; or (b) decide to raise funds by means of a public offering or a private placement or any other capital-raising financing of equity, equity-linked or debt securities, Wainwright (or any affiliate designated by Wainwright) shall have the right to act as lead-left joint book-running manager, lead-left co-placement agent for such financing and be entitled to at least 50% of the economics of such financing. We have also agreed to pay Wainwright a tail fee equal to six percent (6.0%) of the funds raised if any investor which the placement agent contacted during the term of its engagement provides us with further capital in a public or private offering or financing or capital raising transaction during the twelve (12) month period following the expiration or termination of the engagement letter.

Restriction on Subsequent Issuances

Pursuant to the securities purchase agreement into which we entered with the investors who have agreed to purchase shares of our common stock in this offering, we agreed (i) not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of our common stock or common stock equivalents, subject to certain exceptions, or (ii) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan. from the effective date of the securities purchase agreement until sixty (60) days following the closing of the offering.

In addition, subject to certain exceptions, from the effective date of the securities purchase agreement until the one (1) year anniversary of the Closing Date, we agreed not to effect or enter into an agreement to affect any issuance of our common stock or common stock equivalents (or a combination of units thereof) involving a variable rate transaction.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain liabilities relating to or arising out of the placement agent’s activities under its engagement letter, including liabilities under the Securities Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

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Lock-up Agreement

Our directors and officers have agreed to be subject to a lock-up period of 60 days following the date of closing of this offering. This means that, during the lock-up period, subject to limited exceptions, our officers and directors may not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of common stock or any securities convertible into or exchangeable for our common stock.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationship

Pursuant to a Common Stock Sales Agreement with Wainwright, dated December 21, 2020, or the Sales Agreement, we have engaged Wainwright as our placement agent for the sale of our shares of our common stock having an aggregate gross sales price of up to $20 million from time to time through “at the market offering.” For its services in acting as agent in the sale of our common stock we agreed to pay Wainwright a commission rate equal to 3.0% of the aggregate gross sale price of the shares sold. We have also agreed to reimburse Wainwright for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000 and $2,500 each calendar quarter, as provided in the Sales Agreement. We have agreed to engage Wainwright as our exclusive placement agent for our at the market offering for a period of least 12 months from entering into the engagement letter.

From time to time, Wainwright or its affiliates may provide us in the future various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. However, except as disclosed in this prospectus supplement, we have no present arrangements with Wainwright for any further services.

Nasdaq Capital Market

Our common stock is listed on The Nasdaq Capital Market under the symbol “FLUX.”

LEGAL MATTERS

The validity of the common stock offered by this prospectus supplement and the accompanying prospectus will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Flux Power Holdings, Inc. as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020 incorporated in this prospectus supplement by reference from the Flux Power Holdings, Inc. annual report on Form 10-K for the year ended June 30, 2020 have been audited by Baker Tilly US, LLP (Squar Milner LLP merged with Baker Tilly US, LLP on November 1, 2020), an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this prospectus supplement and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and do not contain all of the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access our reports through the SEC’s website at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus supplement, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 001-31543):

●	Our annual report on Form 10-K for the period ended June 30, 2020 filed with the SEC on September 28, 2020;
●	Quarterly report on Form 10-Q for the quarter ended September 30, 2020, filed with the SEC on November 12, 2020;
●	Quarterly report on Form 10-Q for the quarter ended December 31, 2020, filed with the SEC on February 11, 2021;
●	Quarterly report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 13, 2021;
●	Definitive proxy statement related to our April 29, 2021 annual meeting of shareholders filed with the SEC on March 15, 2021;
●	Current reports on Form 8-K filed with the SEC on September 4, 2020; September 25, 2020, September 28, 2020 (two reports); October 1, 2020; November 2, 2020; November 9, 2020, November 12, 2020 (two reports); December 21, 2020; January 6, 2021; February 11, 2021; February 17, 2021; February 25, 2021; March 31, 2021; May 4, 2021; May 13, 2021; May 27, 2021; June 14, 2021; July 1, 2021, July 16, 2021; July 22, 2021, August 2, 2021, and September 14, 2021; and
●	The description of our common stock set forth in Item 1 of our registration statement on Form 8-A filed on August 6, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus additional documents (other than current reports furnished under item 2.02 or item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement and the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement and the accompanying prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement and the accompanying prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at

Flux Power Holdings, Inc.

2685 S. Melrose Drive

Vista, California 92081

Attention: Corporate Secretary

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PROSPECTUS

Flux Power Holdings, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

1,141,250

Shares of Common Stock

by Selling Shareholders

From time to time, we may offer up to $50,000,000 of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities and units consisting of common stock, preferred stock, warrants, or debt securities or any combination of these securities, in one or more transactions.

In addition, this prospectus also covers the resale by certain selling shareholders described herein of up to an aggregate of 1,141,250 shares of our common stock which the selling shareholders acquired in a series of private placements from April 2020 to July 2020. We will not receive any of the proceeds from the sale of shares of common stock by the selling shareholders. See “Selling Shareholders”.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities being offered.

We and the selling shareholders may sell the securities independently or together with any other securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our common stock is listed on The NASDAQ Capital Market under the symbol “FLUX.” The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the applicable prospectus supplement. As of October 13, 2020, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $77,746,875.75 based on 11,419,737 shares of outstanding common stock, of which 4,569,792 shares are held by affiliates, and a price of $11.35 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on such date.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 26, 2020.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” and “Description of Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” which are incorporated by reference. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should read these factors and the other cautionary statements made in this prospectus and in the documents which we incorporate by reference into this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus or the documents we incorporate by reference into this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

●	our ability to continue as a going concern;
●	our ability to secure sufficient funding and alternative source of funding to support our current and proposed operations, which could be more difficult in light of the negative impact of the COVID-19 pandemic on investor sentiment and investing ability;
●	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
●	our ability to maintain or increase our market share in the competitive markets in which we do business;
●	our ability to grow net revenue and increase our gross profit margin;
●	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
●	our dependence on the growth in demand for our products;
●	our ability to compete with larger companies with far greater resources than we have;
●	our continued ability to obtain raw materials and other supplies for our products at competitive prices and on a timely basis, particularly in light of COVID-19 on our suppliers and supply chain;
●	our ability to diversify our product offerings and capture new market opportunities;
●	our ability to source our needs for skilled labor, machinery, parts, and raw materials economically;
●	our ability to retain key members of our senior management.
●	our ability to continue to operate safely and effectively during the COVID-19 outbreak; and
●	our dependence on our four major customers.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference and file as exhibits to this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

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ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we have filed with the Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, debt securities and units either individually or a combination thereof, in one or more offerings, in amounts we will determine from time to time, up to a total dollar amount of $50,000,000. In addition, the selling shareholders may, from time to time, offer and sell up to an aggregate of 1,141,250 of our shares of our Common Stock in one or more offerings.

This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. Each time a selling shareholder sells any shares of our common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and the related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act of 1933, or the “Securities Act.” A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the Securities and Exchange Commission includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the Securities and Exchange Commission and the accompanying prospectus supplement together with additional information described under the headings “Where You Can Find Additional Information,” before buying any of the securities being offered.

We and our selling shareholders may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in the accompanying prospectus supplement.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. This document may only be used where it is legal to sell these securities. You should not assume that any information in this prospectus is accurate as of any date other than the date of this prospectus.

You should rely only on the information we or our selling shareholders have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus.

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Flux”, “Flux Power” or the “Company,” refers to Flux Power Holdings, Inc., a Nevada corporation, and its consolidated subsidiary. On July 11, 2019, we effected a 1-for-10 reverse split (“2019 Reverse Split”) on our common stock and preferred stock. Reference to share numbers throughout this Prospectus, which may be supplemented by a prospectus supplement, give effect to such 2019 Reverse Split.

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ABOUT FLUX POWER HOLDINGS, INC.

We design, develop, manufacture, and sell advanced rechargeable lithium-ion energy storage solutions for lift trucks, and other industrial equipment including airport ground support equipment (GSE), energy storage for solar applications, and industrial robotic applications. Our “LiFT Pack” battery packs, including our proprietary (in-house developed) battery management system (BMS), provide our customers with a better performing, lower cost of ownership, and more environmentally friendly alternative, in many instances, to traditional lead-acid and propane-based solutions.

Within our industrial market segments, we believe that our LiFT Pack solutions provide cost and performance benefits over existing lead-acid power products including:

●	longer operation and more shifts with fewer batteries;
●	reduced energy and maintenance costs;
●	faster recharging; and
●	longer lifespan.

Additionally, the toxic nature of lead-acid batteries presents significant safety and environmental issues as they are subject to Environmental Protection Agency lead-acid battery reporting requirements, may create an environmental hazard in the event of a cell breach, and emit combustible gases during charging.

As a result of the advantages lithium-ion battery technology provide over lead-acid batteries, we have experienced significant growth in our business. We believe we are at the very early stage of a trend toward the adoption of lithium-ion technology and the displacement of lead-acid and propane-based energy storage solutions, which based on North American sales data from the Industrial Truck Association (ITA), we estimate to be a multi-billion dollar per year market.

On August 18, 2020, we closed an underwritten public offering of 3,099,250 shares of common stock priced at $4.00 per share for gross proceeds of approximately $12.4 million, which included the full exercise of the underwriters’ over-allotment option to purchase additional shares. In connection with our public offering, our common stock was approved for listing and began trading on the Nasdaq Capital Market under the symbol “FLUX” on August 14, 2020.

We operate our business through our wholly-owned subsidiary, Flux Power, Inc. (Flux Power). Our principal executive office is located at 2685 S. Melrose Drive, Vista, CA 92081. The telephone number at our principal executive office is (760) 741-3589 (FLUX).

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and certain information that we will later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, as well as any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement and prior to the effectiveness of this registration statement, and any filings made after the date of this prospectus until we sell all of the securities under this prospectus, except that we do not incorporate any document or portion of a document that was furnished and deemed by the rules of the SEC not to have been filed:

● Our Annual Report on Form 10-K for the fiscal year ended June 30, 2020, filed with the SEC on September 28, 2020; and

● Our Current Report on Form 8-K filed with the SEC on October 1, 2020; and

● The description of our common stock set forth in Item 1 of our Registration Statement on Form 8-A filed on August 6, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the effective date of this prospectus and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Requests for such copies should be directed to our Secretary at 2685 S. Melrose Drive, Vista CA, 92081; Telephone (877) 505-3589.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings we make with the SEC from time to time, that are incorporated by reference herein, including the risk factors set forth in our Annual Report on Form 10-K for the year ended June 30, 2020 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities for working capital and for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus. We will retain broad discretion over the use of the net proceeds from the issuance or sale of our securities.

In the event the selling shareholders sell any common stock by means of this prospectus, we will not receive any proceeds from such sale.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including, without limitation:

●	Through agents;
●	To or through underwriters;
●	Through broker-dealers (acting as agent or principal);
●	Directly by us to purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering, or other method;
●	Through a combination of any such methods of sale; or
●	Through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	Block transactions (which may involve crosses) and transactions on The NASDAQ Capital Market or any other organized market where the securities may be traded;
●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;
●	Ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	Sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and
●	Sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

Selling shareholders may also, pursuant to this registration statement, sell securities offered hereby from time to time in the ways described above, as applicable. See “Selling Shareholders” in this prospectus.

The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, extinguishment of debt or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

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We may also make direct sales through subscription rights distributed to our existing shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter of the securities.

If underwriters are used in an offering, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. This prospectus, the applicable prospectus supplement and any applicable free writing prospectus will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters with respect to any resale of the securities. To the extent required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries or affiliates in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities.

These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

If more than ten percent (10%) of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

In addition, this prospectus may be used to offer securities for the account of the Selling Shareholder, in which we will receive no proceeds from such sale.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

Selling Shareholders

We are registering shares of common stock to permit the resale of these shares by certain holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of shares by the selling shareholder.

The selling shareholder may sell all or a portion of the shares beneficially owned and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling shareholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions that may involve crosses or block transactions:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	sales pursuant to Rule 144;

●	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

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If the selling shareholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares in the course of hedging in positions they assume. The selling shareholder may also sell shares short and deliver shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholder may also loan or pledge shares to broker-dealers that in turn may sell such shares.

The selling shareholder may pledge or grant a security interest in some or all of the shares owned by him and, if he defaults in the performance of his secured obligations, the pledgees or secured parties may offer and sell the shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provisions of the Securities Act, and we will amend, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholder also may transfer and donate the shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholder and any broker-dealer participating in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed, to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling shareholder will sell any or all of the shares registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act or the Securities Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the shares. All of the foregoing may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We will pay all expenses of the registration of the shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling shareholder will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement, of which this prospectus forms a part, the shares will be freely tradable in the hands of persons other than our affiliates.

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MARKET INFORMATION

Effective August 14, 2020, our common stock became listed on The NASDAQ Capital Market under the stock symbol FLUX. Prior to our listing on The NASDAQ Capital Market, our common stock was quoted on the OTCQB under the stock symbol “FLUX.”

Holders of Common Stock

As of October 13, 2020, we had approximately 1,408 record holders of our common stock, based on information provided by our transfer agent. The foregoing number of record holders does not include an unknown number of stockholders who hold their stock in “street name.”

Dividend Policy

We have never declared or paid any cash dividends. We presently do not expect to declare or pay such dividends in the foreseeable future and expect to reinvest all undistributed earnings to expand our operations, which the management believes would be of the most benefit to our stockholders. The declaration of dividends, if any, will be subject to the discretion of our Board of Directors, which may consider such factors as our results of operations, financial condition, capital needs and acquisition strategy, among others. Therefore, there can be no assurance that any dividends on our common stock will ever be paid.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated articles of incorporation (Articles of Incorporation) and Amended and Restated Bylaws (Bylaws) are summaries, are not intended to be complete and are qualified in their entirety by reference such Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to our registration statement, of which this prospectus forms a part. This description gives effect to the 2019 Reverse Split.

Common Stock

We are authorized to issue up to 30,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. As of October 13, 2020, there were 11,419,737 shares of common stock issued and outstanding.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our Board of Directors. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Voting Rights

Our common stock is entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and does not have cumulative voting rights.

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Economic Rights

Except as otherwise expressly provided in our Articles of Incorporation or required by applicable law, all shares of common stock will have the same rights and privileges and rank equally, share ratably, and be identical in all respects for all matters, including those described below.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, the holders of common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

No Preemptive or Similar Rights

The holders of our shares of common stock are not entitled to preemptive rights, and are not subject to conversion, redemption or sinking fund provisions. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Removal of Directors by Stockholders

Our Bylaws provide that subject to any limitations in our Articles of Incorporation, directors may be removed by a vote not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote thereon, at a special meeting of the stockholders called for that purpose.

Preferred Stock

We may issue up to 500,000 shares of preferred stock, par value $0.001 per share in one or more classes or series within a class pursuant to our Articles of Incorporation. There are no shares of preferred stock issued and outstanding.

Nevada Laws

Sections 78.378 to 78.3793 of the Nevada Revised Statutes (NRS) (Acquisition of Controlling Interest) provide generally that any person or entity that acquires at least one-fifth of all the voting power in the election of directors of a Nevada corporation, which has 200 or more stockholders of record and does business in the State of Nevada, may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part.

Section 78.3785 of the NRS provides that a person or entity acquires “control shares” whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges:

●	One-fifth or more but less than one-third;
●	One-third or more but less than a majority; or
●	A majority or more.

A “control share acquisition” is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Issuer Direct Corporation, 1981 Murray Holladay Rd Suite 100, Salt Lake City, Utah 84117.

Exchange Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “FLUX.”

Description of Warrants

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.

We may issue warrants to purchase shares of our common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.

The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	the anti-dilution provisions of the warrants, if any;
●	any redemption or call provisions;
●	if applicable, a discussion of certain federal United States income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

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We and the warrant agent, if any, may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Description of Debt Securities

General

We may issue debt securities which may or may not be converted into common stock or preferred shares. We may issue the debt securities independently or together with any underlying securities, and warrants may be attached or separate from the underlying securities. In connection with the issuance of any debt securities, we do not intend to issue them pursuant to a trust indenture upon reliance of Section 304(a)(8) of the Trust Indenture Act and Rule 4a-1 promulgated thereunder.

The following description is a summary of selected provisions relating to the debt securities that we may issue. The summary is not complete. When debt securities are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to all the provisions of any specific debt securities document or agreement. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of warrants. See “Where You Can Find Additional Information” and “Incorporation of Documents by Reference” above for information on how to obtain a copy of a warrant document when it is filed.

When we refer to a series of debt securities, we mean all debt securities issued as part of the same series under the applicable indenture.

Terms

The applicable prospectus supplement, information incorporated by reference or free writing prospectus, may describe the terms of any debt securities that we may offer, including, but not limited to, the following:

●	The title of the debt securities;

●	The total amount of the debt securities;

●	The amount or amounts of the debt securities will be issued and interest rate;

●	The conversion price at which the debt securities may be converted;

●	The date on which the right to exercise the debt securities will commence and the date on which the right will expire;

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●	If applicable, the minimum or maximum amount of debt securities that may be exercised at any one time;

●	If applicable, the designation and terms of the underlying securities with which the debt securities are issued and the amount of debt securities issued with each underlying security;

●	If applicable, a discussion of material United States federal income tax consideration;

●	If applicable, the terms of the payoff of the debt securities;

●	The identity of the indenture agent, if any;

●	The procedures and conditions relating to the exercise of the debt securities; and

●	Any other terms of the debt securities, including terms, procedure and limitation relating to the exchange or exercise of the debt securities.

Form, Exchange and Transfer

We may issue the debt securities in registered form or bearer form. Debt securities issued in registered form, i.e., book-entry form, will be represented by a global security registered in the name of a depository, which will be the holder of all the debt securities represented by the global security. Those investors who own beneficial interests in global debt securities will do so through participants in the depository’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depository and its participants. In addition, we may issue warrants in non-global form, i.e., bearer form. If any debt securities are issued in non-global form, debt securities certificates may be exchanged for new warrant certificates of different denominations, and holders may exchange, transfer, or exercise their warrants at the warrant agent’s office or any other office indicated in the applicable prospectus supplement, information incorporated by reference or free writing prospectus.

Prior to the exercise of their debt securities, holders of debt securities exercisable for shares of debt securities will not have any rights of holders of common stock or preferred shares, and will not be entitled to dividend payments, if any, or voting rights of the common stock or preferred shares.

Conversion of Debt Securities

A debt security may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at an exercise price that will be stated in the debt security. Debt securities may be converted at any time up to the close of business on the expiration date set forth in the terms of such debt security. After the close of business on the expiration date, debt securities not exercised will be paid in accordance with their terms.

Debt securities may be converted as set forth in the applicable offering material. Upon receipt of a notice of conversion properly completed and duly executed at the corporate trust office of the indenture agent, if any, or to us, we will forward, as soon as practicable, the securities purchasable upon such exercise. If less than all of the debt security represented by such security is converted, a new debt security will be issued for the remaining debt security.

Description of Units

The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.

We may issue units comprised of common stock, preferred stock, warrants, debt securities or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock, warrants or debt securities, or the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.

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Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;
●	identification and description of the separate constituent securities comprising the units;
●	the price or prices at which the units will be issued;
●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
●	a discussion of certain United States federal income tax considerations applicable to the units; and
●	any other terms of the units and their constituent securities.

SELLING SHAREHOLDERS

From April 2020 to July 2020, pursuant to private placement offerings, we sold and issued to the selling shareholders an aggregate of 1,141,250 shares of our common stock, at $4.00 per share, for an aggregate purchase price of $4,565,000. Esenjay Investments, LLC (Esenjay) and Mr. Ronald Dutt, our chairman, president and chief executive officer, participated in the offering in the amount of $300,000 and $50,000, respectively. Esenjay is a majority stockholder and a company owned and controlled by Mr. Michael Johnson, one of our directors. In addition, Mr. John Cosentino, one of our directors, also participated in the offering in the amount of $250,000.

This prospectus also covers the offering for resale, from time to time, in one or more offerings, of up to 1,141,250 shares of the common stock owned by the selling shareholders, as indicated below in the table, who acquired our shares of common stock in a series of private placements from April 2020 to July 2020.

The following table sets forth information relating to the selling shareholders as of October 5, 2020, based on information supplied to us by the selling shareholders on or prior to that date. We have not sought to verify such information. Information concerning the selling shareholders may change over time, including by the addition of additional selling shareholders. If necessary, we will supplement this prospectus accordingly. The selling shareholders may hold or acquire at any time common stock in addition to the shares offered by this prospectus and may have acquired additional common stock since the date on which the information reflected herein was provided to us. In addition, the selling shareholder may have sold, transferred or otherwise disposed of some or all of his common stock since the date on which the information reflected herein was provided to us and may in the future sell, transfer or otherwise dispose of some or all of its common stock in private placement transactions exempt from or not subject to the registration requirements of the Securities Act.

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Selling Shareholders	Shares Owned Prior to Offering(1)	Percentage of Shares Owned Prior to Offering(2)	Shares That May be Offered	Shares Owned After the Offering	Percentage of Share Owned After the Offering(2)
Esenjay Investments LLC(3)	4,687,004	40.22%	75,000	4,612,004	39.58%
Wade Massad(4)	1,184,700	9.99%	17,500	1,167,200	9.84	%(5)
Ronald Dutt(6)	222,938	1.92%	12,500	210,378	1.81%
Pacific Premier Trust LLC FBO John Cosentino IRA(7)	88,370	0.77%	62,500	25,870	0.23%
Ronald D Johnson	103,572	0.91%	25,000	78,572	0.69%
Gerald A Marcellino Jr & Dawn Johnson Marcellino	25,000	0.22%	25,000	0	0.00%
J Laine Johnson & Janet Johnson	25,000	0.22%	25,000	0	0.00%
Robert Moses	62,500	0.55%	62,500	0	0.00%
Victor Rauser	25,000	0.22%	25,000	0	0.00%
Lawrence D Brenner	94,643	0.83%	25,000	69,643	0.61%
Mark Baum	40,000	0.35%	40,000	0	0.00%
Mark Nasca	25,000	0.22%	25,000	0	0.00%
Stan Blaylock	62,500	0.55%	62,500	0	0.00%
Fidelity Management Trust Co FBO Stephen DeNelsky(8)	145,000	1.27%	145,000	0	0.00%
Jon Waldbaum	62,500	0.55%	62,500	0	0.00%
The Kevin C Burns Irrevocable Non-Grantor Trust(9)	100,000	0.88%	100,000	0	0.00%
Mahnaz Ebrahimi	12,500	0.11%	12,500	0	0.00%
Peter M Holway	12,500	0.11%	12,500	0	0.00%
RBB & LLB Family Partnership(10)	25,000	0.22%	25,000	0	0.00%
Rodrigue Revocable Trust(11)	25,000	0.22%	25,000	0	0.00%
Paul Candies II Family Trust #1(12)	50,000	0.44%	25,000	25,000	0.22%
Tabone Family Partnership(13)	50,350	0.44%	25,000	25,350	0.22%
Tabone Marital Trust(13)	26,250	0.23%	26,250	0	0.00%
Charles Bradley Bynum	25,000	0.22%	25,000	0	0.00%
Ravco Inc.(14)	89,286	0.78%	50,000	39,286	0.34%
The Russell P Dunnam Family Trust(15)	25,000	0.22%	25,000	0	0.00%
Ronald Voss	117,858	1.03%	75,000	42,858	0.38%
Robert Jeffrey Williams	25,000	0.22%	25,000	0	0.00%

(1)	Pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended, a person is deemed to be a beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days, including the right to acquire through the exercise of an option or warrant or through the conversion of a security.

(2)	Based on 11,419,737 shares of outstanding common stock as of October 5, 2020.

(3)	Michael Johnson exercise voting and dispositive control over these shares. Includes (i) 4,453,757 shares of common stock held by Esenjay Investments, LLC, of which Mr. Johnson is the sole director and beneficial owner, (ii) 12,310 shares of common stock issuable to Mr. Johnson upon exercise of stock options, (iii) 220,937 shares of common stock issuable to Esenjay upon conversion of outstanding principal under the LOC.

(4)	Includes 17,500 shares of common stock held by Wade Massad, 433,285 shares of common stock held by Cleveland Capital L.P. (“Cleveland”) and up to approximately 356,000 shares of common stock issuable to Cleveland upon partial conversion of outstanding principal under the LOC (the Cleveland convertible note under the LOC limits the conversion to beneficial ownership of 9.99%), and 83,205 shares of common stock underlying warrant issued to Cleveland, which number became fixed upon closing of the private placement on July 24, 2020 pursuant to the terms of the warrant, 294,710 shares of common stock held by Rocky River Specific Opportunities Fund LLC (“Rocky River”). Wade Massad is the Co-Managing Member at Cleveland Capital Management L.L.C, which is the general partner of Cleveland and Rocky River. The convertible notes and warrant limit the conversion such that the beneficial ownership does not exceed 9.99%.

(5)	Reflects ownership immediately after the Offering and does not include shares that can be acquired under the LOC up to the 9.99% beneficial ownership limit immediately after the offering.

(6)	Includes 21,660 shares of common stock and 201,278 shares of common stock issuable upon exercise of stock options.

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(7)	John Cosentino exercises voting and dispositive control over these shares. Includes 87,500 shares of common stock and 870 shares of common stock issuable upon exercise of stock options held by John Cosentino.

(8)	Stephen DeNelsky exercises voting and dispositive control over these shares. Includes 95,000 shares of common stock held by Stephen DeNelsky.

(9)	Sandra Escher exercises voting and dispositive control over these shares.

(10)	Barry Brin exercises voting and dispositive control over these shares.

(11)	Myron Rodrigue exercises voting and dispositive control over these shares.

(12)	Paul B. Candies exercises voting and dispositive control over these shares.

(13)	Jean M. Pedley as Manager of Tabone Family GP LLC exercises voting and dispositive control over these shares.

(14)	Richard Voss exercises voting and dispositive control over these shares.

(15)	Russell P. Dunnam exercises voting and dispositive control over these shares.

Each time the selling shareholder sells any shares of common stock offered by this prospectus, the selling shareholder is required to provide you with this prospectus and any related prospectus supplement, if any, containing specific information about the selling shareholder and the terms of the common stock being offered in the manner required by the Securities Act. Such prospectus supplement will set forth the following information with respect to the selling shareholder:

●	the name of the selling shareholder;
●	the nature of any position, office or any other material relationship that the selling shareholder has had within the last three years with us or any of our affiliates;
●	the number of shares owned by the selling shareholder prior to the offering;
●	the number of shares to be offered for the selling shareholder’s account; and
●	the number of and (if one percent or greater) the percentage of shares to be owned by the selling shareholder after the completion of the offering.

LEGAL MATTERS

The validity of the securities to be offered hereby will be passed upon by Lewis Brisbois Bisgaard & Smith LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Flux Power Holdings, Inc. as of June 30, 2020 and 2019 and for each of the years in the two-year period ended June 30, 2020 incorporated in this Prospectus by reference from the Flux Power Holdings, Inc. Annual Report on Form 10-K for the year ended June 30, 2020 have been audited by Baker Tilly US, LLP (Squar Milner LLP merged with Baker Tilly US, LLP on November 1, 2020), an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at:

Flux Power Holdings, Inc.

2685 S. Melrose Drive

Vista, California 92081

Attention: Corporate Secretary

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.fluxpower.com. Information contained in, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

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2,142,860 Shares of

Common Stock

Warrants to Purchase Up to 1,071,430 Shares of Common Stock

Placement Agent

H.C. Wainwright & Co.

Prospectus Supplement dated September 22, 2021